Filed Pursuant to Rule 424(b)(2)

Registration Statement 333-159253

PROSPECTUS

PONIARD PHARMACEUTICALS, INC.

$60,000,000

COMMON STOCK AND WARRANTS

We may from time to time in one or more offerings sell up to $60,000,000 in the aggregate, inclusive of any exercise price thereof, of:

•                  shares of our common stock;

•                  warrants to purchase shares of our common stock; or

•                  a combination of the foregoing.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide the specific terms of the offering in a supplement to this prospectus.  The prospectus supplement also may add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement, carefully before you invest in our securities.  This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq Global Market under the symbol “PARD.”  Each prospectus supplement will contain information, where applicable, as to any listing on the Nasdaq Stock Market or any other securities exchange of the securities covered by the prospectus supplement.  On August 18, 2009, the last reported sale price of our common stock on the Nasdaq Global Market was $7.51 per share.

Investing in our securities involves a high degree of risk.  Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 2.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”  If any underwriters are involved in the sale of the securities, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.  The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is August 19, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process.  Under this shelf registration process, we may offer from time to time up to $60,000,000 in the aggregate, inclusive of any exercise price thereof, of the following securities:

•                  shares of our common stock;

•                  warrants to purchase shares of our common stock; or

•                  a combination of the foregoing.

This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of that offering.  The prospectus supplement also may add, update or change information contained in this prospectus.  You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under “Information Incorporated by Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the Commission.  For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference.  Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT PONIARD PHARMACEUTICALS

Poniard is a biopharmaceutical company focused on the development and commercialization of cancer therapy products.  Our lead product candidate is picoplatin, a new generation platinum-based cancer therapy with the potential to become a platform product addressing multiple indications, combinations and formulations.  An intravenous chemotherapeutic agent, picoplatin is designed to overcome platinum resistance in the treatment of solid tumors and has the potential for an improved safety profile compared to other currently marketed platinum-based agents.  In March 2009, we completed patient enrollment in a pivotal Phase III SPEAR (Study of Picoplatin Efficacy After Relapse) trial of picoplatin in small cell lung cancer.  The Phase III trial is being undertaken pursuant to a Special Protocol Assessment with the U.S. Food and Drug Administration, or FDA.  We also are conducting separate Phase II studies of picoplatin in the first-line treatment of patients with metastatic colorectal cancer and hormone-refractory (castration-resistant) prostate cancer.  The Phase II colorectal and prostate cancer trials both have completed enrollment.  Additionally, a Phase I study of an oral formulation of picoplatin in solid tumors is ongoing.

Since our inception in 1984, we have dedicated substantially all of our resources to research and development. We have not generated any significant revenue from product sales to date and have operated at a loss in each year of our existence.  We do not anticipate that our picoplatin product candidate will be commercially available before 2010, if at all.  We expect to incur additional operating losses in the future as we complete our clinical trials and seek to commercialize picoplatin.  If picoplatin is not shown to be safe and effective, we will not receive the required regulatory approvals for commercial sale of such product.  To the extent that we are successful in obtaining approvals for the commercial sale of picoplatin, we will need to secure one or more corporate partners for the manufacture, marketing and/or sale of the product.  We may not be able to secure such corporate partners or enter into partnering arrangements in a timely manner or on terms acceptable to us.

Our principal executive office and mailing address is 7000 Shoreline Court, Suite 270, South San Francisco, California 94080, and our telephone number is (650) 583-3774.  Our Web site address is www.poniard.com.  The information contained on our Web site does not constitute part of, nor is it incorporated by reference into, this prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  The risks so described are not the only risks facing our company.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1993.  Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements.  Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters.  You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words.  All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, planned clinical trials, proposed products, future regulatory approvals, planned product commercialization, estimated future revenues, projected costs, potential sources of capital, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement.  Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders.  Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the Commission, all of which you should review carefully.  Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of the securities offered in this prospectus.  Unless otherwise indicated in any accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered in this prospectus for clinical development and commercialization of our picoplatin product candidate, working capital and other general corporate purposes.  We also may use such proceeds to acquire or invest in businesses, technologies, products or assets that complement our current business.  However, we currently have no commitments or agreements for any specific acquisitions.  Pending use of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

We are a Washington corporation.  Your rights as a shareholder are governed by the Washington Business Corporation Act, or the WBCA, and our amended and restated articles of incorporation and our restated bylaws, as amended.  The following summary of some of the material terms, rights and preferences of our capital stock is not complete.  You should read our amended and restated articles of incorporation, which we refer to as our articles of incorporation, and our restated bylaws, as amended, which we refer to as our bylaws, for more complete information.

Common Stock

We are authorized to issue up to 200,000,000 shares of common stock, $0.02 par value.  As of August 18, 2009, we had              shares of common stock outstanding.  We do not currently have in effect a shareholder rights plan.

Each share of common stock entitles its holder to one vote on all matters to be voted upon by the shareholders.  Common shareholders are entitled to cumulative voting with respect to the election of directors and, a consequence, each shareholder may accumulate the number of votes that it would be permitted to cast in favor of or against all director nominees and cast them for or against a single nominee, or distribute them among as many nominees as the shareholder desires.  Subject to the preferences of any outstanding shares of preferred stock, holders of common stock may receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock.  The common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.  All outstanding shares of common stock are fully paid and nonassessable, and the shares of our common stock to be issued under this prospectus will be fully paid and nonassessable.

Preferred Stock

The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of preferred stock.  We are authorized to issue up to 2,998,425 shares of preferred stock, $0.02 par value, of which 1,120,000 shares have been designated as $2.4375 Convertible Exchangeable Preferred Stock, Series 1, $0.02 par value, 205,340 shares of which were outstanding on August 18, 2009.  The remaining 1,878,425 shares of preferred stock are presently undesignated.  We currently have no plans to issue any additional shares of preferred stock.

Under our articles of incorporation, our board of directors is authorized generally without shareholder approval to issue shares of preferred stock in one or more series and, in connection with the creation of each such series, to fix the number of shares of such series and designate the powers, preferences and rights of such series, including dividend rights, redemption rights, liquidation preferences, sinking fund provisions, conversion rights and voting rights, any or all of which may be greater than the rights of the common stock.  Preferred stock could be issued with terms and conditions that could have the effect of delaying or preventing a hostile takeover attempt, changes of control, or changes in or removal of our management, including transactions that are favored by a majority of independent shareholders or in which the shareholders might otherwise receive a premium over the market price of their shares.  In addition, the issuance of preferred stock may decrease the amount of earnings and assets available for distribution to our common shareholders and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Antitakeover Effects of Certain Provisions of Articles of Incorporation, Bylaws and Washington Law

The following summary of certain provisions of the WBCA and our articles of incorporation and bylaws is not complete.  You should read the WBCA and our articles of incorporation and bylaws for a more complete information.  The business combination provisions of Washington law, which are discussed below, and the provisions of our articles of incorporation and bylaws that are discussed below could have the effect of discouraging offers to acquire us and, if any such offer is made, could increase the difficulty of consummating such offer, even if the offer contains a premium price for holders of common stock or otherwise benefits shareholders.

Issuance of Preferred Stock.  As noted above, our board of directors, without shareholder approval, has the authority under our articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock.  As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a hostile takeover attempt, changes of control or changes in or removal of our management, including transactions that are favored by our shareholders.

Shareholder Meetings.  Our bylaws provide that our shareholders may call a special meeting only upon the request of holders of at least 10% of the voting power of all shareholders.  Additionally, our board of directors, the chairman of the board and the president each may call special meetings of shareholders.

Requirements for Advance Notification of Shareholder Nominations and Proposals.  Our bylaws contain advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.  The existence of these advance notification provisions may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of our board of directors or proposing actions opposed by our board of directors.

Washington Takeover Statute.  Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders.  Chapter 23B.19 of the WBCA generally prohibits a “target corporation” from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after the date the acquiring person first became a 10% beneficial owner of the voting securities of the target corporation, unless the business transaction or the acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time the acquiring person first became a 10% beneficial owner of the target corporation’s voting securities.  Such prohibited transactions include, among other things:

•                  a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•                  termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•                  receipt by the acquiring person of any disproportionate benefit as a shareholder.

After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute.  A corporation may not “opt out” of this statute.  We expect the existence of this provision to have an antitakeover effect with respect to transactions that our board of directors does not approve in advance and may discourage takeover attempts that might result in the payment of a premium over the market price for common stock held by shareholders or otherwise might benefit shareholders.

Limitations of Liability and Indemnification Matters.  Pursuant to our articles and bylaws, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a director or officer of our company or who, while an officer or director of our company, is or was serving at our request as an director, officer, employee or agent of our company or another company or partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by us to the fullest extent permitted by Washington law against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith.  Such indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and administrators.  We have entered into indemnification agreements with each of our directors.  The indemnification agreements set out, among other things, the process for determining entitlement to indemnification, the conditions to advancement of expenses, the procedures for directors’ enforcement of indemnification rights, the limitations on indemnification, and the requirements relating to notice and defense of claims for which indemnification is sought.  These agreements are in addition to the indemnification provided to our directors under our articles of incorporation and bylaws in accordance with Washington law.

Our articles of incorporation provide that, to the fullest extent permitted by Washington law, a director of our company shall not be liable to the corporation or its shareholders for monetary damages for his or her conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

Nasdaq Global Market

Our common stock is quoted on the Nasdaq Global Market under the symbol “PARD.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock.  The warrants may be issued independently or together with shares of our common stock.  The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, or under such other arrangement as is described in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement.  We have not entered into any warrant agreements at this time.  The following description of the warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.  If we enter into a warrant agreement, we will file a prospectus supplement which will specify the negotiated terms of the particular series of warrants to be issued pursuant to the prospectus supplement, which terms may be different from, or in addition to, the terms set forth below.

Warrants

The applicable prospectus supplement will describe the following terms of warrants offered:

•                  the title of the warrants;

•                  the number of common shares for which the warrants are exercisable;

•                  the price or prices at which the warrants will be issued;

•                  the provisions, if any, for changes to or adjustments in the exercise price;

•                  the provisions, if any, for call rights or put rights relating to the warrants or the underlying common shares;

•                  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•                  if applicable, the number of warrants issued with each share of our common stock;

•                  a discussion of any material federal income tax consequences of holding or exercising the warrants; and

•                  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

The exercise price payable and the number of shares of our common stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of our common stock or a stock split, reverse stock split, combination, subdivision or reclassification of our common stock.  In lieu of adjusting the number of shares of our common stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants.  No fractional shares will be issued upon exercise of the warrants, but we will pay the cash value of any fractional shares otherwise issuable.  Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of our common stock into which the warrant was exercisable immediately prior to such transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such shares of our common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby.  After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, direct the issuance of the shares of our common stock purchasable upon such exercise.  If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

PLAN OF DISTRIBUTION

We may sell the offered securities on a negotiated or competitive bid basis to or through underwriters or dealers.  We may also sell the securities directly to institutional investors or other purchasers or through agents.  We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

We may distribute the securities from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale of any of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.  If a dealer is used in a sale, we may sell the securities to the dealer as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

We or our agents may solicit offers to purchase the securities from time to time, and we or our agents may make sales directly to institutional investors or others.  Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.  In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to close out any related short positions.  We also may loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in the event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.  The third party in such transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with the sale of the securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of the securities for whom they may act as agents.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, or the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.  Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transaction involving the securities.  We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement.  Maximum compensation to any underwriter, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority, or FINRA, limitations.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.  The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future.  Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval.  Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.  The obligations of any purchase under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject.  The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

Our common stock currently is traded on the Nasdaq Global Market.  Any underwriters may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  Each prospectus supplement will contain updated information as to the listing of the securities on the Nasdaq Stock Market or any other securities exchange.  We cannot guarantee the liquidity of, or trading market for, the securities.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, Commission rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities.  As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities.  Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.  If the underwriters create a short position in the securities in connection with the offering (in other words, if they sell more securities than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market.  The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement.  In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters and selling group members.  This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.  In general, purchases of securities for the purpose of stabilizing or to reduce a short position could cause the price of the securities to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher that it would otherwise be.  If commenced, the representatives of the underwriters may discontinue any of the transactions at any time.  These transactions may be effected on any exchange on which the securities is traded, in the over-the-counter market, or otherwise.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In order to comply with the securities laws of certain jurisdictions, if applicable, the securities offered by this prospectus may be offered and sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain jurisdictions the securities offered by this prospectus may not be offered or sold unless such securities have been registered or qualified for sale in these jurisdictions or an exemption from registration or qualification is available.

Equity Line of Credit

On August 19, 2009, we entered into what is sometimes termed an equity line of credit arrangement with Azimuth Opportunity Ltd., or Azimuth.  Specifically, we entered into a Common Stock Purchase Agreement, or the Purchase Agreement, that provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase up $60 million worth of shares of our common stock over the 18-month term of the Purchase Agreement; provided, however, in no event may we sell under the Purchase Agreement more than 6,955,606 shares of common stock, which is equal to one share less than twenty percent of our outstanding shares of common stock on the effective date of the Purchase Agreement.  From time to time over the term of the Purchase Agreement, and at our sole discretion, we may present Azimuth with draw down notices to purchase our common stock over ten consecutive trading days or such other period mutually agreed upon by us and Azimuth, or the draw down period, with each draw down subject to limitations based on the price of our common stock and a limit of 2.5% of our market capitalization at the time of such draw down.  We are able to present Azimuth with up to 24 draw down notices during the term of the Purchase Agreement, with only one such draw down notice allowed per draw down period and a minimum of five trading days required between each draw down period.

Once presented with a draw down notice, Azimuth is required to purchase a pro-rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined by us for such draw down.  The per share purchase price for these shares will equal the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount ranging from 4.0% to 6.0%, based on the trading price of our common stock.  If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro-rata portion of shares of common stock allocated to that day.  However, at its election, Azimuth may buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

The Purchase Agreement also provides that, from time to time and at our sole discretion, we may grant Azimuth the right to exercise one or more options to purchase additional shares of our common stock during each draw down period for an amount of shares specified by us based on the trading price of our common stock.  Upon Azimuth’s exercise of an option, we would sell to Azimuth the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Azimuth notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount calculated in the same manner as it is calculated in the draw down notices.

In addition to our issuance of shares of common stock to Azimuth pursuant to the Purchase Agreement, the registration statement to which this prospectus relates also covers the sale of those shares from time to time by Azimuth to the public.  Azimuth is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Azimuth has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement.  Such sales will be made on the Nasdaq Global Market at prices and at terms then prevailing or at prices related to the then current market price.  Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act.  Azimuth has informed us that each such broker-dealer will receive commissions from Azimuth which will not exceed customary brokerage commissions.  Azimuth may also pay other expenses associated with the sale of the common stock it acquires pursuant to the Purchase Agreement.

The shares of common stock issued under the Purchase Agreement may be sold in one or more of the following manners:

•                  ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•                  a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Azimuth has agreed that during the term of and for a period of 90 days after the termination of the Purchase Agreement, neither Azimuth nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice.  Azimuth has agreed that during the periods listed above neither it nor any of its affiliates will enter into a short position with respect to shares of our common stock except that Azimuth may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Azimuth covers any such sales with the shares purchased pursuant to such draw down notice.  Azimuth has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose of, or otherwise dispose of for value, any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In addition, Azimuth and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations may limit the timing of purchases and sales of shares of common stock by Azimuth or any unaffiliated broker-dealer.  Under these rules and regulations, Azimuth and any unaffiliated broker-dealer:

•                  may not engage in any stabilization activity in connection with our securities;

•                  must furnish each broker which offers shares of our common stock covered by the prospectus that is a part of our registration statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•                  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock purchased and sold by Azimuth and any unaffiliated broker-dealer.

We have agreed to indemnify and hold harmless Azimuth and each person who controls Azimuth against certain liabilities, including certain liabilities under the Securities Act.  We have agreed to pay up to $35,000 of Azimuth’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Azimuth in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation.  We have also agreed to pay certain fees and expenses incurred by Azimuth in connection with any amendments, modifications or waivers of the Purchase Agreement, ongoing due diligence of our company and other transaction expenses associated with fixed requests made by us from time to time during the term of the Purchase Agreement.  Further, if we issue a draw down notice and fail to deliver the shares to Azimuth on the applicable settlement date, and such failure continues for ten trading days, we have agreed to pay Azimuth liquidated damages in cash or restricted shares of our common stock, at Azimuth’s option.

Azimuth has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities, including certain liabilities under the Securities Act that may be based upon written information furnished by Azimuth to us for inclusion in this prospectus or any other prospectus or prospectus supplement related to this transaction.

Upon each sale of our common stock to Azimuth under the Purchase Agreement, we have also agreed to pay Reedland Capital Partners, an Institutional Division of Financial West Group, a placement fee equal to 1.0% of the aggregate dollar amount received by us for the common stock purchased by Azimuth in such sale.  We have agreed to indemnify and hold harmless Reedland against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Perkins Coie LLP, Seattle, Washington.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Poniard Pharmaceuticals, Inc. and subsidiary as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2008 of Poniard Pharmaceuticals, Inc., appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the December 31, 2008 consolidated financial statements contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and negative cash flows. Furthermore, the Company’s long-term debt agreement contains certain covenants that require the Company to maintain a certain level of unrestricted cash and cash equivalents, and contains certain subjective acceleration clauses related to material adverse changes which raise substantial doubt about its ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the Commission.  These documents may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can get further information about the Public Reference Room by calling 1-800-SEC-0330.  The Commission also maintains an Internet Web site at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the Commission.

This prospectus is part of a registration statement on Form S-3 filed by us with the Commission under the Securities Act.  As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the Commission.  For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form S-3, which may be obtained from the locations described above.  Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete.  If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.  Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

In reviewing contracts or other documents filed as an exhibit or incorporated by reference in the registration statement, it is important to remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about our company or the other parties to the documents.  The documents filed as exhibits or incorporated by reference in the registration statement may contain representations and warranties of each of the parties to the applicable document.  These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•                  should not be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate;

•                  have been qualified by disclosures that were made to the other party in connection with the negotiation of the agreement, which disclosures are not necessarily reflected in the agreement;

•                  may apply standards of materiality in a way that is different from what may be viewed as material to you and other investors; and

•                  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs of as of the date they were made or any other time.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file later with the Commission will automatically update and supersede this information.  The following documents filed with the Commission (in each case, Commission File No. 000-16614) are incorporated by reference in this prospectus:

•                  our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 16, 2009;

•                  our Quarterly Report on Form 10-Q for the period ended March 31, 2009, filed with the Commission on May 11, 2009;

•                  our Quarterly Report on Form 10-Q for the period ended June 30, 2009, filed with the Commission on August 7, 2009;

•                  our Current Reports on Form 8-K, filed with the Commission on February 19, 2009, March 16, 2009, March 20, 2009, May 26, 2009, June 5, 2009, June 25, 2009, July 13, 2009 and August 20, 2009;

•                  our Definitive Proxy Statement on Schedule 14A for the 2009 Annual Meeting of Shareholders, filed with the Commission on April 30, 2009; and

•                  the description of our common stock contained in our registration statement on Form 8-A, filed with the Commission on March 24, 1988 under Section 12(g) of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K which are not deemed to be filed and not incorporated by reference herein.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at Poniard Pharmaceuticals, Inc., 7000 Shoreline Court, Suite 270, South San Francisco, CA 94080, telephone number (650) 583-3774, Attention:  Investor Relations.

PONIARD PHARMACEUTICALS, INC.

PROSPECTUS